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                                                                    Exhibit 3.1



                            ARTICLES OF INCORPORATION

                                       OF

                                   RENEX CORP.

     The undersigned does hereby execute, acknowledge and file the following Articles of Incorporation for the purpose of creating a corporation under the laws of the State of Florida:

     FIRST: The name of the Corporation is:

                                   RENEX CORP.

(hereinafter the "Corporation").

     SECOND: This Corporation shall commence its perpetual existence on the date these Articles of Incorporation are filed with the Secretary of State.

     THIRD: The general purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Laws of the State of Florida.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 35,000,000 shares, consisting of 30,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

     Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such a distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited. or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

     FIFTH: The street address of the initial registered office of the Corporation and the initial registered agent as well as the mailing address of the Corporation are as follows:

                         BISCAYNE REGISTERED AGENTS, INC
                         100 S.E. 2nd Street, Suite 2100
                                 Miami, FL 33131

     SIXTH: The name and mailing address of the first Director of the Corporation is as follows:

                                 MARIA T. ZUCKER
                         100 S.E. 2nd Street, Suite 2100
                                 Miami, FL 33131





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     SEVENTH: The name and mailing address of the Incorporator is as follows:

                                 MARIA T. ZUCKER
                         100 S.E. 2nd Street, Suite 2100
                                 Miami, FL 33131

     EIGHTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than three
(3) directors nor more than twenty-one (21) directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1994 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1995 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 1996 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1994, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article EIGHTH unless expressly provided by such terms.

     NINTH: Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of an eighty (80%) majority of the outstanding securities of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article NINTH as one class.

     TENTH: Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

     ELEVENTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or



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special meeting duly noticed and called, as provided in the By-laws of the
Corporation, and may not be taken by a written consent of the stockholders pursuant to the Florida Business Corporation Act ("FBCA").

     TWELFTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

     THIRTEENTH:

     A. In addition to any affirmative vote required by law or these Articles of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section B of this Article THIRTEENTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than sixty-six and two-thirds (66-2/3%) percent of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by any Interested Stockholder (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

     B. The provisions of Section A of this Article THIRTEENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles of Incorporation or the By-laws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph 1 is met:

          1. The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

          2. All of the following conditions shall have been met:

               (a) The aggregate per share amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses and (i), (ii), (iii) and (iv) below:




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                         (i) The highest per share price (including any
brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock: (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split stock dividend, subdivision or reclassification affecting or relating to the Common Stock;

                         (ii) The Fair Market Value per share of Common Stock on
the Announcement Date or on the date on which the Interested stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to the Common Stocks;

                         (iii) The price per share equal to the Fair Market
Value per share of Common Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to the Common Stock to (y) the Fair Market Value per share of Common Stock on the day immediately preceding the first day in such two-year period on which the Interested Stockholder acquired beneficial ownership of any share of Common Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to the Common Stock; and

                          (iv) The Corporation's net income per share of Common
Stock for the four full consecutive fiscal quarters immediately preceding the Announcement Date, multiplied by the higher of the then price/earnings multiple (if any) of such Interested Stockholder or the highest price/earnings multiple of the Corporation within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community).

               (b) The aggregate amount per share of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and
(iv) below:

                         (i) The highest per share price (including any
brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock: (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to such class or series of Capital Stock;



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                         (ii) The Fair Market Value per share of such class or
series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to such class or series of Capital Stock;

                         (iii) The price per share equal to the Fair Market
Value per share of such class or series of Capital Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to such class or series of Capital Stock to (y) the Fair Market Value per share of such class or series of Capital Stock on the day immediately preceding the first day in such two-year period on which the Interested Stockholder acquired beneficial ownership of any share of such class or series of Capital Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to such class or series of Capital Stock; and

                         (iv) The highest preferential amount per shares to
which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

                         The provisions of this Subparagraph (b) shall be
required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any share of a particular class or series of Capital Stock.

               (c) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

               (d) After the Determination date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular dates therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding capital stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Continuing



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Directors; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage of beneficial ownership of any class or series of Capital Stock.

               (e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), or any subsequent provisions replacing the Exchange Act, shall be mailed to all stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or absence thereof) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

               (f) Such Interested Stockholder shall not have any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

       C. The following definitions shall apply with respect to this Article THIRTEENTH:

          1.  The term "Business Combination" shall mean:

               (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

               (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities, obligations or commitments of the Corporation, any Subsidiary or any interested Stockholder or any Affiliate or Associate of any Interested Stockholder which has an aggregate Fair Market Value and/or involves aggregate commitments of $2,500,000 or more or constitutes more than five 5% percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or five 5% percent of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities, obligations and/or commitments constituting any Substantial Part; PROVIDED that any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant



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to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or management of any aspect of the business or affairs of the Corporation, shall be deemed to be a "Business Combination" irrespective of the value test set forth above; or

               (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation's By-laws; or

               (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, or

               (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

          2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of these Articles of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

          3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

          4. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten (10%) percent or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten (10%) percent or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, but excluding any person who owned 10% or more of the voting shares prior to January 1, 1994.

          5. A person shall be a "beneficial owner" of any Capital Stock
(a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or
(c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement,



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arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an interested Stockholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          6. The term "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on July 24, 1986 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

          7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; PROVIDED, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

          8. The term "Continuing Director" means (i) any member of the initial Board Of Directors of the Corporation, while such person is a member of the Board of Directors of the Corporation (the "Board of Directors"), (ii) any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Interested Stockholder or an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested stockholder, and (iii) any person who subsequently becomes a member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Interested Stockholder or an Affiliate or Associate or representative of the Interested Stockholder if such person's nomination for election or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors then in office.

          9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

          10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2.(a) and 2.(b) of Section B of this Article THIRTEENTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.




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               D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article THIRTEENTH on the basis of information known to them after reasonable inquiry, all questions arising under this Article THIRTEENTH, including without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $2,500,000 or more, and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

               E. Nothing contained in this Article ELEVENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

               F. The fact that any Business Combination complies with the provisions of Section 9 of this Article THIRTEENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

               G. For the purposes of this Article THIRTEENTH, a Business Combination or any proposal to amend, repeal or adopt any provision of these Articles of Incorporation inconsistent with this Article THIRTEENTH (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director, or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

               H. Notwithstanding any other provisions of these Articles of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles of Incorporation or the By-laws of the Corporation), any proposal to amend, repeal or adopt any provision of these Articles of Incorporation inconsistent with this Article THIRTEENTH which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of the holders of not less than sixty-six and two-thirds (66-2/3%) percent of the votes entitled to be cast by the holders of all the then outstanding shares of voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder; PROVIDED, however, that this Section H shall not apply to, and such sixty-six and two-thirds (66-2/3%) percent vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of



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Directors if all such directors are persons who would be eligible to serve as
Continuing Directors within the meaning of Section C, Paragraph 8 of this Article THIRTEENTH.

     FOURTEENTH: The officers of the corporation shall be chosen in such manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

     FIFTEENTH: The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to, which employees other than directors and officers may be entitled by law. No amendment to or repeal of this Article FIFTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     SIXTEENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend or rescind the By-laws of the Corporation.

     SEVENTEENTH: The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned, being the Incorporator of the above named corporation, for the purpose of forming a corporation to do business both within and without the State of Florida, under the laws of the State of Florida, does make and file these Articles of Incorporation, hereby declaring and certifying the facts hereon stated are true and execute these Articles of Incorporation on this 6th day of July, 1993.


                                                       /s/ Maria T. Zucker
                                                       -------------------
                                                       MARIA T. ZUCKER


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


                    CERTIFICATE DESIGNATING PLACE OF BUSINESS
                  OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN
            THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

                               *******************

               Pursuant to Chapter 48.091, FLORIDA STATUTES, the following is submitted in compliance with said Act:

               RENEX CORP., desiring to organize under the laws of the State of Florida with its principal office, as indicated in the Articles of Incorporation, at 100 S.E. 2nd Street, Suite 2100, Miami, Florida 33131, has named Biscayne Registered Agents, Inc. as its agent to accept service of process within this State.

ACCEPTANCE:

               Having been named to accept service of process for the above-stated corporation, at the place designated in this Certificate, I hereby agree to act in this capacity, and agree to comply with the provisions of said Act relative to keeping said office open.

                                              BISCAYNE REGISTERED AGENTS, INC.


                                              By:  /s/ Maria T. Zucker
                                                   ---------------------
                                                   Maria T. Zucker
                                                   (Registered Agent)



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